250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 4th Quarter Net Income of $14.0 Million or $0.85 per Share and $44.0 Million or $2.65 per Share for 2025. Declares 1st Quarter Dividend of $0.30 per Share.

GLENS FALLS, N.Y. (January 29, 2026) — Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow") reported net income of $14.0 million, and fully diluted earnings per share ("EPS") of $0.85 for the fourth quarter of 2025, versus $4.5 million and EPS of $0.27, for the same period in 2024. For the year ended December 31, 2025, net income totaled $44.0 million, with EPS of $2.65, versus $29.7 million, and EPS of $1.77, for the prior year.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.30 per share payable February 25, 2026 to shareholders of record as of February 11, 2026. This represents a 3.4% increase from the fourth quarter cash dividend, of $0.29 per share.

This Earnings Release and related commentary should be read in conjunction with our Form 8-K filed January 29, 2026 and related Fourth Quarter 2025 Investor Presentation, which can be found on our website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

“Arrow finished the year by delivering fourth quarter record operating results with record net income of $14 million or $0.85 per share. For the year, Arrow is reporting strong net interest margin expansion, reaching a record 3.19%, and tangible book value growth of over 10%. Return on average assets exceeded 1.20%. Our outstanding team was able to deliver such exceptional results and continue executing on our strategic plan after recently completing the system integration of our former two subsidiary banks transforming Arrow Bank. Our strategy has enabled us to grow EPS 50% in 2025 as we enter 2026 with significant momentum and begin celebrating our 175th anniversary, we look forward to another strong year."

Fourth Quarter Highlights and Key Metrics

•Reported Record Net Income of $14.0 million or $0.85 EPS
•Record Net Interest Income of $35.1 million
•Record Net Interest Margin of 3.24% (3.25% FTE1) versus 3.22% (3.24% FTE) in the prior quarter
◦Elevated average municipal deposits negatively impacted FTE NIM by 4bps
•Tangible Book Value2 per share of $24.71, an increase from $23.85 or 3.6% from the prior quarter
•Return on Average Assets of 1.24%, favorably impacted by 9bps from the successful implementation of tax strategies
•Net Charge-Offs remained low at 0.08% (annualized) for the quarter
1 FTE (fully taxable equivalent basis) net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.
2 Tangible book value per share is a non-GAAP measure. See reconciliation Note 3 to the Selected Quarterly Information.

Select 2025 Highlights and Key Metrics

•Reported Net Income of $44.0 million or $2.65 EPS
•Record Net Interest Margin improved to 3.17% (3.19% FTE3), up from 2.72% (2.74% FTE) in the prior year
•Tangible Book Value4 per share of $24.71, an increase from $22.40 or 10.3% from the prior year
•Return on Average Assets of 1.00%
•Net Charge-Offs were 0.19% for the year

Income Statement

•Net Income: Net income for the fourth quarter of 2025 was $14.0 million, increasing from $12.8 million in the third quarter of 2025. Net income for 2025 was $44.0 million, up from $29.7 million for 2024.
•Compared to the prior quarter, net income benefited from an increase of $1.0 million in net interest income, as interest expense remained flat to the previous quarter. During the fourth quarter of 2025, the Company successfully implemented tax planning strategies that lowered the effective tax rate versus the prior reported quarter.
•Compared to the prior year, the increase in net income was primarily the result of an increase in net interest income of $21.4 million as well as an increase in non-interest income of $4.4 million offset by an increase of non-interest expense of $5.7 million and a $2.1 million increase in the provision for credit losses.

•Net Interest Income: Net interest income for the fourth quarter of 2025 was $35.1 million, an increase of $1.0 million compared to the third quarter of 2025. Net interest income for the year ended December 31, 2025 was $133.2 million, an increase of $21.4 million, or 19.2%, from the prior year.
•Compared to the prior quarter, interest income increased $1.0 million while interest expense remained unchanged as a result of seasonally lower deposit balances and continued pricing discipline.
•Compared to the prior year, the increase was primarily due to the combination of increased interest income and decreased interest expense. Interest and fees on loans were $184.1 million for the year ended December 31, 2025, an increase of 7.4% from the $171.3 million for the year ended December 31, 2024. The increase was primarily driven by loan growth and higher loan rates. Interest expense for the year ended December 31, 2025 was $77.0 million. This represents a decrease of $6.3 million, or 7.5%, from the $83.3 million in interest expense for the prior year. The decrease in the interest expense was driven primarily by lower deposit rates and changes in deposit composition.

•Net Interest Margin: In the fourth quarter of 2025, the net interest margin was 3.24% (3.25% FTE), as compared to 3.22% (3.24% FTE) for the third quarter of 2025. Net interest margin was 3.17% (3.19% FTE) for the year ended December 31, 2025, as compared to 2.72% (2.74% FTE) for the year ended December 31, 2024. The increase in net interest margin compared to the third quarter of 2025 as well as the prior year was primarily the result of continued yield expansion on earning assets combined with the reduced cost of interest-bearing liabilities.

3 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.
4 Tangible book value per share is a non-GAAP measure. See reconciliation Note 3 to the Selected Quarterly Information.

	Twelve Months Ended (dollars in thousands)
	December 31, 2025	December 31, 2024
Interest and Dividend Income	$210,147	$194,993
Interest Expense	76,983	83,261
Net Interest Income	133,164	111,732
Average Earning Assets(1)	4,197,528	4,102,954
Average Interest-Bearing Liabilities	3,212,900	3,126,495

Yield on Earning Assets(1)	5.01%	4.75%
Cost of Interest-Bearing Liabilities	2.40	2.66
Net Interest Spread	2.61	2.09
Net Interest Margin	3.17	2.72
FTE Net Interest Margin(2)	3.19	2.74

(1) Includes Nonaccrual Loans.
(2) FTE Net Interest Margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information

•Provision for Credit Losses: For the year ended December 31, 2025, the provision for credit losses related to the loan portfolio was $7.3 million, compared to $5.2 million in the prior year. The key drivers for the increase in provision for credit losses for 2025 were primarily the charge-off of the previously disclosed commercial loan participation in the second quarter of 2025 and overall loan growth.

•Non-Interest Income: Non-interest income was $8.3 million for the fourth quarter of 2025, a decrease from $8.7 million for the previous quarter. Non-interest income was $32.4 million for the year ended December 31, 2025, an increase of 15.5%, as compared to $28.1 million for the year ended December 31, 2024. The decrease from the prior quarter was primarily driven by a positive valuation adjustment related to an equity position recorded in the third quarter. The increase in non-interest income from the previous year was primarily driven by a 2024 net loss on securities from the repositioning of the investment portfolio as well as increases in 2025 revenue related to wealth management, insurance and interchange fees.

•Non-Interest Expense: Non-interest expense was $25.8 million for the fourth quarter of 2025, consistent with the fourth quarter of 2024. Non-interest expense for the year ended December 31, 2025 increased by $5.7 million, or 5.8%, to $102.9 million, as compared to $97.3 million in 2024. The largest component of non-interest expense is salaries and benefits paid to our employees, which totaled $56.3 million in 2025 and increased $3.6 million, or 6.8%, from the prior year. Salaries and benefits were impacted by inflation-driven wage increases and rising benefit costs.

•Provision for Income Taxes: The provision for income taxes for 2025 was $11.4 million, compared to $7.6 million for 2024. The effective income tax rates for 2025 and 2024 were 20.6% and 20.5%, respectively.

Balance Sheet

•Total Assets: Total assets were $4.4 billion at December 31, 2025, an increase of $139.5 million, or 3.2%, compared to December 31, 2024 and a decrease of $141.3 million, or 3.1%, from September 30, 2025. The increase over the prior year end was primarily driven by loan growth and an overall increase in deposits. The decrease in cash balances in the fourth quarter was primarily driven by the seasonal decrease of municipal deposit balances as of December 31, 2025.

•Investments: Total investments were $572.8 million at December 31, 2025, an increase of $2.0 million, or 0.4%, compared to December 31, 2024. The increase reflected the reinvestment of the cash generated from paydowns and maturities of investments into higher yielding investments. There were no credit quality issues related to the investment portfolio.

•Loans: At December 31, 2025, total loan balances reached $3.5 billion. Loan growth for the fourth quarter was $11 million. Loan growth for the year was $59 million or 1.7%. Please see the loan detail included in the Consolidated Financial Information table.

•Allowance for Credit Losses: The allowance for credit losses was $34.3 million at December 31, 2025, an increase of $0.7 million from December 31, 2024. The allowance for credit losses at December 31, 2025 represented 0.99% of loans outstanding, unchanged from 0.99% at year end 2024. Asset quality remained strong at December 31, 2025. Net loan charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.19% for the year ended December 31, 2025, as compared to 0.09% for the prior year. The increase was the result of a charge-off of a previously reserved commercial loan participation in the second quarter of 2025. Nonperforming assets of $8.7 million at December 31, 2025, represented 0.20% of year end assets, compared to $21.5 million or 0.50% at December 31, 2024.

•Deposits: At December 31, 2025, total deposit balances were $3.9 billion, an increase of $111.5 million, or 2.9%, from the prior-year end level. Deposits decreased in the fourth quarter by $160.6 million. The decrease in the fourth quarter was primarily driven by the seasonality of municipal deposits. Non-municipal deposits, excluding brokered CDs, increased by $131.6 million and municipal deposits decreased by $20.1 million, each as compared to December 31, 2024. Non-interest bearing deposits increased by $19.4 million, or 2.8%, during 2025. At December 31, 2025, total time deposits, excluding brokered CDs, increased $3.2 million from the prior-year end level.

•Capital: Total shareholders’ equity was $431.9 million at December 31, 2025, an increase of $31.0 million, or 7.7%, from December 31, 2024 and an increase of $14.2 million in the fourth quarter. The increase from the third quarter was primarily attributable to net income of $14.0 million, other comprehensive income of $4.6 million and various capital items of $0.5 million, partially offset by dividends of $4.8 million. The increase in stockholders' equity from December 31, 2024 was primarily attributable to net income of $44.0 million, other comprehensive income of $14.4 million and various capital items of $1.7 million partially offset by dividends of $18.9 million and stock repurchases of $9.9 million. The change to other comprehensive income is primarily attributable to fair value adjustments on the available for sale investment portfolio. Arrow's regulatory capital ratios remained strong in 2025. At December 31, 2025, Arrow's Common Equity Tier 1 Capital Ratio was 13.10% and Total Risk-Based Capital Ratio was 14.86%. The capital ratios of Arrow and its subsidiary bank, Arrow Bank, continued to significantly exceed the “well capitalized” regulatory standards.

Additional Commentary

•BauerFinancial Ratings: Arrow Bank National Association ("Arrow Bank") received a 5-Star Superior rating from BauerFinancial, Inc., the nation’s premier bank rating firm. Arrow Bank has earned this designation for 75 consecutive quarters, securing its prominent position as an “Exceptional Performance Bank.”
——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section titled "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this earnings release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, difficulties in managing the Arrow’s growth, competition, changes in law or the regulatory environment, and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This earnings release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$47,087	$44,703	$184,069	$171,342
Interest on Deposits at Banks	2,598	2,880	8,086	9,615
Interest and Dividends on Investment Securities:
Fully Taxable	4,500	2,728	15,964	11,579
Exempt from Federal Taxes	425	590	2,028	2,457
Total Interest and Dividend Income	54,610	50,901	210,147	194,993
INTEREST EXPENSE
Interest-Bearing Checking Accounts	2,117	1,932	8,021	7,442
Savings Deposits	9,722	11,144	38,106	42,850
Time Deposits over $250,000	1,562	1,815	6,794	7,460
Other Time Deposits	5,846	5,906	23,027	20,997
Borrowings	—	198	167	3,637
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	173	172	686	686
Interest on Financing Leases	47	47	182	189
Total Interest Expense	19,467	21,214	76,983	83,261
NET INTEREST INCOME	35,143	29,687	133,164	111,732
Provision for Credit Losses	846	2,854	7,274	5,180
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	34,297	26,833	125,890	106,552
NONINTEREST INCOME
Income From Fiduciary Activities	2,771	2,615	10,304	9,952
Fees for Other Services to Customers	2,854	2,763	11,098	10,892
Insurance Commissions	2,050	1,848	7,666	7,147
Net (Loss) Gain on Securities	(127)	(3,072)	542	(2,907)
Net Gain on Sales of Loans	246	75	819	209
Other Operating Income	474	—	2,003	2,781
Total Noninterest Income	8,268	4,229	32,432	28,074
NONINTEREST EXPENSE
Salaries and Employee Benefits	14,309	13,332	56,289	52,707
Occupancy Expenses, Net	1,881	1,870	7,762	7,169
Technology and Equipment Expense	5,152	5,119	20,791	19,365
FDIC Assessments	563	664	2,516	2,775
Other Operating Expense	3,899	4,853	15,576	15,252
Total Noninterest Expense	25,804	25,838	102,934	97,268
INCOME BEFORE PROVISION FOR INCOME TAXES	16,761	5,224	55,388	37,358
Provision for Income Taxes	2,748	752	11,435	7,649
NET INCOME	$14,013	$4,472	$43,953	$29,709
Average Shares Outstanding:
Basic	16,390	16,718	16,503	16,739
Diluted	16,413	16,739	16,514	16,745
Per Common Share:
Basic Earnings	$0.85	$0.26	$2.65	$1.77
Diluted Earnings	0.85	0.27	2.65	1.77

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and Due From Banks	$29,132	$27,422
Interest-Bearing Deposits at Banks	185,051	127,124
Investment Securities:
Available-for-Sale	495,868	463,111
Held-to-Maturity (Approximate Fair Value of $66,569 at December 31, 2025, and $96,586 at December 31, 2024)	66,975	98,261
Equity Securities	5,597	5,055
Other Investments	4,372	4,353
Loans	3,453,093	3,394,541
Allowance for Credit Losses	(34,322)	(33,598)
Net Loans	3,418,771	3,360,943
Premises and Equipment, Net	59,433	59,717
Goodwill	23,789	23,789
Other Intangible Assets, Net	1,741	2,058
Other Assets	155,133	134,515
Total Assets	$4,445,862	$4,306,348
LIABILITIES
Noninterest-Bearing Deposits	$722,374	$702,978
Interest-Bearing Checking Accounts	862,192	810,834
Savings Deposits	1,557,638	1,520,024
Time Deposits over $250,000	155,802	191,962
Other Time Deposits	641,463	602,132
Total Deposits	3,939,469	3,827,930
Borrowings	4,265	8,600
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	4,929	5,005
Other Liabilities	45,347	43,912
Total Liabilities	4,014,010	3,905,447
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value, 1,000,000 Shares Authorized	—	—
Common Stock, $1 Par Value, 30,000,000 Shares Authorized (22,066,559 Shares Issued at December 31, 2025 and December 31, 2024)	22,067	22,067
Additional Paid-in Capital	414,506	413,476
Retained Earnings	102,271	77,215
Accumulated Other Comprehensive Loss	(4,037)	(18,453)
Treasury Stock, at Cost (5,621,217 Shares at December 31, 2025, and 5,323,638 Shares at December 31, 2024)	(102,955)	(93,404)
Total Stockholders’ Equity	431,852	400,901
Total Liabilities and Stockholders’ Equity	$4,445,862	$4,306,348

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Net Income	$14,013	$12,825	$10,805	$6,310	$4,470

Share and Per Share Data:
Period End Shares Outstanding	16,445	16,438	16,484	16,670	16,743
Basic Average Shares Outstanding	16,390	16,402	16,545	16,665	16,718
Diluted Average Shares Outstanding	16,413	16,406	16,551	16,673	16,739
Basic Earnings Per Share	$0.85	$0.77	$0.65	$0.38	$0.26
Diluted Earnings Per Share	0.85	0.77	0.65	0.38	0.27
Cash Dividend Per Share	0.290	0.290	0.280	0.280	0.280

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$260,806	$200,251	$145,473	$146,023	$233,469
Investment Securities	596,994	574,080	582,380	591,841	579,107
Loans	3,444,505	3,424,784	3,415,140	3,406,075	3,354,463
Deposits	4,002,221	3,913,721	3,849,093	3,825,124	3,847,691
Other Borrowed Funds	29,203	30,539	33,579	48,375	49,090
Shareholders’ Equity	425,042	413,058	406,529	404,394	393,696
Total Assets	4,499,195	4,399,815	4,332,339	4,324,917	4,339,833
Return on Average Assets, annualized	1.24%	1.16%	1.00%	0.59%	0.41%
Return on Average Equity, annualized	13.08%	12.32%	10.66%	6.33%	4.52%
Return on Average Tangible Equity, annualized [1]	13.92%	13.13%	11.38%	6.76%	4.84%
Average Earning Assets	4,302,305	4,199,115	4,142,993	4,143,939	4,167,039
Average Paying Liabilities	3,280,856	3,193,789	3,191,906	3,184,196	3,185,215
Interest Income	54,610	53,598	51,573	50,366	50,901
Tax-Equivalent Adjustment [2]	114	121	148	155	157
Interest Income, Tax-Equivalent [2]	54,724	53,719	51,721	50,521	51,058
Interest Expense	19,467	19,467	19,040	19,009	21,214
Net Interest Income	35,143	34,131	32,533	31,357	29,687
Net Interest Income, Tax-Equivalent [2]	35,257	34,252	32,681	31,512	29,844
Net Interest Margin, annualized	3.24%	3.22%	3.15%	3.07%	2.83%
Net Interest Margin, Tax-Equivalent, annualized [2]	3.25%	3.24%	3.16%	3.08%	2.85%

Efficiency Ratio Calculation: [3]
Noninterest Expense	$25,804	$25,433	$25,652	$26,045	$25,838
Less: Intangible Asset Amortization	74	76	80	81	89
Net Noninterest Expense	$25,730	$25,357	$25,572	$25,964	$25,749
Net Interest Income, Tax-Equivalent	$35,257	$34,252	$32,681	$31,512	$29,844
Noninterest Income	8,268	8,716	7,609	7,839	4,227
Less: Net (Loss) Gain on Securities	(127)	392	(40)	317	(3,072)
Net Gross Income	$43,652	$42,576	$40,330	$39,034	$37,143
Efficiency Ratio	58.94%	59.56%	63.41%	66.52%	69.32%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$431,852	$417,687	$408,506	$404,409	$400,901
Book Value per Share	26.26	25.41	24.78	24.26	23.94
Goodwill and Other Intangible Assets, net	25,530	25,594	25,659	25,743	25,847
Tangible Book Value per Share [1]	24.71	23.85	23.23	22.72	22.40

Capital Ratios:[4]
Tier 1 Leverage Ratio	9.68%	9.66%	9.64%	9.61%	9.60%
Common Equity Tier 1 Capital Ratio	13.10%	13.07%	12.73%	12.59%	12.71%
Tier 1 Risk-Based Capital Ratio	13.74%	13.71%	13.37%	13.23%	13.35%
Total Risk-Based Capital Ratio	14.86%	14.86%	14.51%	14.48%	14.47%

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Average Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
	Total Stockholders' Equity (GAAP)	$431,852	$417,687	$408,506	$404,409	$400,901
	Less: Goodwill and Other Intangible assets, net	25,530	25,594	25,659	25,743	25,847
	Tangible Equity (Non-GAAP)	$406,322	$392,093	$382,847	$378,666	$375,054

	Period End Shares Outstanding	16,445	16,438	16,484	16,670	16,743
	Tangible Book Value per Share (Non-GAAP)	$24.71	$23.85	$23.23	$22.72	$22.40
	Net Income	14,013	12,825	10,805	6,310	4,470
	Return on Average Tangible Equity (Net Income/Average Tangible Equity - Annualized)	13.92%	13.13%	11.38%	6.76%	4.84%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
	Interest Income (GAAP)	$54,610	$53,598	$51,573	$50,366	$50,901
	Add: Tax Equivalent Adjustment (Non-GAAP)	114	121	148	155	157
	Interest Income - Tax Equivalent (Non-GAAP)	$54,724	$53,719	$51,721	$50,521	$51,058

	Net Interest Income (GAAP)	$35,143	$34,131	$32,533	$31,357	$29,687
	Add: Tax-Equivalent adjustment (Non-GAAP)	114	121	148	155	157
	Net Interest Income - Tax Equivalent (Non-GAAP)	$35,257	$34,252	$32,681	$31,512	$29,844
	Average Earning Assets	4,302,305	4,199,115	4,142,993	4,143,939	4,167,039
	Net Interest Margin (Non-GAAP)*	3.25%	3.24%	3.16%	3.08%	2.85%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

4.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with bank regulatory capital rules. All prior quarters reflect actual results. The December 31, 2025 CET1 ratio listed in the tables (i.e., 13.10%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
	Total Risk Weighted Assets	3,160,095	3,095,225	3,121,451	3,143,547	3,126,364
	Common Equity Tier 1 Capital	414,050	404,426	397,432	395,900	397,285
	Common Equity Tier 1 Ratio	13.10%	13.07%	12.73%	12.59%	12.71%

* Quarterly ratios have been annualized

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	December 31, 2025			December 31, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$260,806	$2,598	3.95%	$233,469	$2,880	4.91%
Investment Securities:
Fully Taxable	537,088	4,500	3.32%	484,860	2,728	2.24%
Exempt from Federal Taxes	59,906	425	2.81%	94,247	590	2.49%
Loans (1)	3,444,505	47,087	5.42%	3,354,463	44,703	5.30%
Total Earning Assets (1)	4,302,305	54,610	5.04%	4,167,039	50,901	4.86%
Allowance for Credit Losses	(34,288)			(31,529)
Cash and Due From Banks	25,827			30,706
Other Assets	205,351			173,617
Total Assets	$4,499,195			$4,339,833
Deposits:
Interest-Bearing Checking Accounts	$850,602	2,117	0.99%	$802,808	1,932	0.96%
Savings Deposits	1,584,844	9,721	2.43%	1,567,455	11,144	2.83%
Time Deposits of $250,000 or More	173,996	1,562	3.56%	183,325	1,815	3.94%
Other Time Deposits	642,211	5,847	3.61%	582,537	5,906	4.03%
Total Interest-Bearing Deposits	3,251,653	19,247	2.35%	3,136,125	20,797	2.64%
Borrowings	4,266	—	—%	24,089	198	3.27%
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.43%	20,000	172	3.42%
Finance Leases	4,937	47	3.78%	5,001	47	3.74%
Total Interest-Bearing Liabilities	3,280,856	19,467	2.35%	3,185,215	21,214	2.65%
Noninterest-Bearing Deposits	750,568			711,566
Other Liabilities	42,729			49,356
Total Liabilities	4,074,153			3,946,137
Stockholders’ Equity	425,042			393,696
Total Liabilities and Stockholders’ Equity	$4,499,195			$4,339,833
Net Interest Income		$35,143			$29,687
Net Interest Spread			2.69%			2.21%
Net Interest Margin			3.24%			2.83%

(1) Includes Nonaccrual Loans

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	December 31, 2025			September 30, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$260,806	$2,598	3.95%	$200,251	$2,245	4.45%
Investment Securities:
Fully Taxable	537,088	4,500	3.32%	509,599	4,066	3.17%
Exempt from Federal Taxes	59,906	425	2.81%	64,481	455	2.80%
Loans (1)	3,444,505	47,087	5.42%	3,424,784	46,832	5.43%
Total Earning Assets (1)	4,302,305	54,610	5.04%	4,199,115	53,598	5.06%
Allowance for Credit Losses	(34,288)			(34,143)
Cash and Due From Banks	25,827			33,984
Other Assets	205,351			200,859
Total Assets	$4,499,195			$4,399,815
Deposits:
Interest-Bearing Checking Accounts	$850,602	2,117	0.99%	$848,622	2,160	1.01%
Savings Deposits	1,584,844	9,721	2.43%	1,492,204	9,534	2.53%
Time Deposits of $250,000 or More	173,996	1,562	3.56%	177,826	1,695	3.78%
Other Time Deposits	642,211	5,847	3.61%	644,598	5,859	3.61%
Total Interest-Bearing Deposits	3,251,653	19,247	2.35%	3,163,250	19,248	2.41%
Borrowings	4,266	—	—%	5,583	—	—%
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.43%	20,000	173	3.43%
Finance Leases	4,937	47	3.78%	4,956	46	3.68%
Total Interest-Bearing Liabilities	3,280,856	19,467	2.35%	3,193,789	19,467	2.42%
Noninterest-Bearing Deposits	750,568			750,471
Other Liabilities	42,729			42,497
Total Liabilities	4,074,153			3,986,757
Stockholders’ Equity	425,042			413,058
Total Liabilities and Stockholders’ Equity	$4,499,195			$4,399,815
Net Interest Income		$35,143			$34,131
Net Interest Spread			2.69%			2.64%
Net Interest Margin			3.24%			3.22%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Years Ended December 31:	2025			2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$188,486	$8,086	4.29%	$181,618	$9,615	5.29%
Investment Securities:
Fully Taxable	510,900	15,964	3.12%	515,794	11,579	2.24%
Exempt from Federal Taxes	75,405	2,028	2.69%	105,196	2,457	2.34%
Loans	3,422,737	184,069	5.38%	3,300,346	171,342	5.19%
Total Earning Assets	4,197,528	210,147	5.01%	4,102,954	194,993	4.75%
Allowance for Credit Losses	(34,341)			(31,387)
Cash and Due From Banks	30,143			30,577
Other Assets	196,243			164,577
Total Assets	$4,389,573			$4,266,721
Deposits:
Interest-Bearing Checking Accounts	$846,243	8,021	0.95%	$812,634	7,442	0.92%
Savings Deposits	1,522,092	38,106	2.50%	1,507,227	42,850	2.84%
Time Deposits of $250,000 or More	179,453	6,794	3.79%	176,844	7,460	4.22%
Other Time Deposits	629,754	23,027	3.66%	520,658	20,997	4.03%
Total Interest-Bearing Deposits	3,177,542	75,948	2.39%	3,017,363	78,749	2.61%
Borrowings	10,391	167	1.61%	84,106	3,637	4.32%
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	686	3.43%	20,000	686	3.43%
Finance Leases	4,967	182	3.66%	5,026	189	3.76%
Total Interest-Bearing Liabilities	3,212,900	76,983	2.40%	3,126,495	83,261	2.66%
Demand Deposits	720,528			705,863
Other Liabilities	43,830			49,505
Total Liabilities	3,977,258			3,881,863
Stockholders’ Equity	412,315			384,858
Total Liabilities and Stockholders’ Equity	$4,389,573			$4,266,721
Net Interest Income		$133,164			$111,732
Net Interest Spread			2.61%			2.09%
Net Interest Margin			3.17%			2.72%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	12/31/2025	12/31/2024
Loan Portfolio
Commercial Loans	$165,729	$158,991
Commercial Real Estate Loans	818,259	796,365
Subtotal Commercial Loan Portfolio	983,988	955,356
Consumer Loans	1,076,007	1,118,981
Residential Real Estate Loans	1,393,098	1,320,204
Total Loans	$3,453,093	$3,394,541
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$34,176	$31,262
Loans Charged-off	(1,477)	(1,333)
Recoveries of Loans Previously Charged-off	777	815
Net Loans Charged-off	(700)	(518)
Provision for Credit Losses	846	2,854
Allowance for Credit Losses, End of Quarter	$34,322	$33,598
Nonperforming Assets
Nonaccrual Loans	$6,415	$20,621
Loans Past Due 90 or More Days and Accruing	2,040	398
Total Nonperforming Loans	8,455	21,019
Repossessed Assets	280	382
Other Real Estate Owned	—	76
Total Nonperforming Assets	$8,735	$21,477
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.08%	0.06%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.10%	0.34%
Allowance for Credit Losses to Period-End Loans	0.99%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	405.94%	159.69%
Nonperforming Loans to Period-End Loans	0.24%	0.62%
Nonperforming Assets to Period-End Assets	0.20%	0.50%
Twelve-Month Period Ended:
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	33,598	31,265
Loans Charged-off	(9,554)	(5,895)
Recoveries of Loans Previously Charged-off	3,004	3,048
Net Loans Charged-off	(6,550)	(2,847)
Provision for Credit Losses	7,274	5,180
Allowance for Credit Losses, End of Year	$34,322	$33,598
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans	0.19%	0.09%
Provision for Credit Losses to Average Loans	0.21%	0.16%